EXHIBIT 4.1

ERHC ENERGY INC.

SHAREHOLDER SUBSCRIPTION RIGHTS AGREEMENT
(dated December 27, 2012)

Number of Shares Covered by Basic Subscription Rights	Aggregate Price of FULL Exercise of Basic Subscription Rights

Ladies and Gentlemen:

The undersigned, having received and read your prospectus supplement dated December 27, 2012 (the “Prospectus Supplement”), understand that as shareholders of ERHC ENERGY INC.  (the “Company”) as of  December 17, 2012 (the “Record Date”), they are being given basic subscription rights entitling them to subscribe for up to the number of shares of the Company’s common stock shown above, at a subscription price of $0.075 per share.

The undersigned further understand that if and only if they fully exercise their basic subscription rights, they are also being given an over-subscription privilege allowing them to subscribe for an unlimited number of additional shares (up to the total number of shares offered) of the same, subject to availability.  The precise number of shares subject to the over-subscription privilege cannot be determined until it is known how many shares remain available after the exercise of all shareholders’ basic subscription rights.  If sufficient shares of common stock are available, over-subscription requests will be honored in full.  If over-subscription requests exceed the number of shares available, the available shares of common stock among rights holders who exercise their over-subscription privileges will be allocated pro ratably among them, based on the respective number of shares such shareholder held as of the Record Date over the outstanding shares of the common stock at the Record Date (in each case, without giving effect to the number of shares subscribed for under the basic subscription privilege), as described in the Prospectus Supplement.  The basic subscription right and the over-subscription privilege are referred to collectively as the “subscription rights.”  For more information concerning the subscription rights, please refer to the Prospectus Supplement.

Subscription rights are irrevocable once delivered as provided herein and may not be withdrawn without the consent of the Company.

Subscription rights must be exercised prior to 5:00pm, central time, on January 31, 2013 (the “Expiration Date”), and unexercised rights at the Expiration Date will expire without value.

Neither the Company nor its board of directors or management makes any recommendation to any shareholder as to whether to exercise the subscription rights.  Each shareholder must make his or her own decision whether to exercise subscription rights and purchase shares and, if so, how many shares to purchase.  Each shareholder is urged to carefully review the information contained or referred to in the Prospectus Supplement when deciding whether to exercise his or her subscription rights to purchase shares of the Company’s common stock.

The undersigned acknowledges and agrees that, if the Company’s determines in its sole discretion that the distribution of the subscription rights to the undersigned would require that the undersigned obtain prior clearance or approval from any state, federal or non-U.S. regulatory authority for the ownership or exercise of such subscription rights (or the ownership of additional shares pursuant to the exercise thereof), then such subscription rights are null and void and may not be held or exercised by the undersigned.

By properly completing, executing and timely delivering this Subscription Rights Agreement, accompanied by payment in full for the shares subscribed for hereby, the undersigned indicates his or her intention to subscribe to that number of shares of the Company’s common stock as set forth herein, upon the terms and subject to the conditions specified in the Prospectus Supplement.

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY

(Note: Please refer to the accompanying Instructions For Use Of ERHC Energy Inc. Shareholder Subscription Rights Agreement for further explanation of how to complete this Subscription Rights Agreement.)

1.	DELIVERY OF SUBSCRIPTION RIGHTS AGREEMENT:

Delivery by first class mail, by overnight courier or by hand delivery of this completed Subscription Rights Agreement, signed by the undersigned (with any signatures required to be guaranteed so guaranteed) and accompanied by payment in full for the shares subscribed for, must be received (and payment cleared) by the Expiration Date, unless extended, at:

Corporate Stock Transfer, Inc.
Attn: Operations Department
3200 Cherry Creek South Drive, Suite 430
Denver, Colorado 80209

If you send your Subscription Rights Agreement(s) and subscription price payment by mail, we recommend that you send them by registered mail, properly insured, with return receipt requested. Subscription rights not exercised prior to the Expiration Date will expire without value. (Note: Delivery other than in the manner or to the address listed above will not constitute valid delivery.) Do not send this Subscription Rights Agreement or payment to the Company.

2.	EXERCISE OF SUBSCRIPTION RIGHTS

Upon the terms and subject to the conditions specified in the Prospectus Supplement, the undersigned hereby subscribe(s) for the following shares of the Company’s common stock:

a)	Basic Subscription Privilege – FULL Exercise		A
	Subscription is hereby made for ALL of the shares covered by the basic subscription rights as set forth above, for the aggregate Subscription Price set forth above		☐
Only one of Box A or Box B may be checked

b)	Basic Subscription Privilege – PARTIAL Exercise		B
	Subscription is hereby made for FEWER THAN ALL of the shares covered by the basic subscription rights.		☐
If Box B is checked, please complete the following two items:
Number of shares subscribed for:
	Subscription Price ($0.075 multiplied by the number of shares subscribed for):	$

c)	Over-subscription Privilege		C

Subscription is hereby made in addition to the shares covered by the basic subscription rights.  [Note:  In order to be eligible to purchase shares pursuant to the over-subscription privilege, you must have checked Box A above for the exercise of your FULL basic subscription rights.]
☐

If Box C is checked, please complete the following two items:
Number of shares subscribed for:
	Subscription Price ($0.075 multiplied by the number of shares subscribed for):	$

3.	PAYMENT OF SUBSCRIPTION PRICE

TOTAL Subscription Price:	$

(Sum of Subscription Price set forth in top portion of this Subscription Rights Agreement (if Box A is checked) or set forth under Box B (if checked), plus  Subscription Price set forth under Box C (if checked), as applicable.)

Payment for the shares subscribed for hereby is being made by the following method (check one):

☐         Certified or uncertified check payable to “Corporate Stock Transfer, Inc. (as Subscription Agent for ERHC Energy Inc.)”

☐         Bank draft (cashier’s check) payable to “Corporate Stock Transfer, Inc. (as Subscription Agent for ERHC Energy Inc.)”

☐         Wire transfer of immediately available funds directly to the account maintained by Corporate Stock Transfer, Inc. (as Subscription Agent for ERHC Energy Inc.) for purposes of accepting subscriptions in this rights offering, at Key Bank, 1675 Broadway, Suite 300, Denver, CO  80202, ABA # 307070267, Account # 765071004376, Corporate Stock Transfer FBO ERHC Energy Inc., with reference to the subscription rights holder's name.

4.	SPECIAL INSTRUCTIONS

a)            The undersigned wishes that shares subscribed for hereby be registered differently, as follows:
(Note:  Unless indicated otherwise below, shares will be registered in the same manner as set forth at the top of this Subscription Rights Agreement.)

Name in Which Shares are to be Registered	Number of Shares

(Please Print)

(Please Print)

b)            The undersigned wishes that shares subscribed for hereby be delivered to an address other than as shown at the top portion of this Agreement, as follows:

Mailing Address:

City	State	Zip Code	Telephone

5.	SIGNATURE

Date:	Date:

Signature (Subscriber)	Signature (Subscriber)

Please print title or capacity (if other than individual shareholder)	Please print title or capacity (if other than individual shareholder)

6.	SIGNATURE GUARANTY
(complete only if Item 3 above completed)

Dated:

Signature Guaranteed:

(Name of Bank or Firm)

(Authorized Signature)

IMPORTANT:  The signature(s) should be guaranteed by an eligible guarantor institution (bank, stock broker, savings & loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.